U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 20, 2006


                      URBAN TELEVISION NETWORK CORPORATION
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               (Exact Name of Company as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                          (Zip Code)



Company's telephone number, (   817   )      303       -      7449
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                       (Company's former name and address)

Item 3.03  Material Modification to Rights of Security Holders.

On July 29, 2005, we entered into a stock subscription agreement with Miles Investment Group, Inc., a Texas limited liability company controlled by Jacob R. Miles III, a shareholder and the Company's Chief Executive Officer. The agreement calls for Miles Investment Group, LLC to purchase 69,000,000 restricted common shares for $6,900,000 on an installment basis over a 28 month period with the terms being $100,000 as a down payment and $250,000 per month beginning on September 1, 2005 and the first each month thereafter until the total of $6,800,000 has been paid in full. The Company has deferred payments on the stock subscription agreement until January 31,2006, in consideration for Miles Investment Group LLC bringing the coal reserves deal to the Company. All the shares are pledged as collateral for the promissory note and will be physically held by the Company. Additionally, Miles Investment Group, LLC will be issued warrants for 30,000,000 shares of restricted common stock that can be exercised for $.01 per share on the following basis: (1) three million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $1.50 price for 10 consecutive trading days, (2) seven million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $3.00 price for 10 consecutive trading days,(3) ten million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $5.00 price for 10 consecutive trading days and (4) ten million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $6.00 price for 10 consecutive trading days.

On June 15, 2006, the board of directors voted to accept Miles Investment Group, LLC offer to convert the current balance beneficially owned restricted common stock shares of 67,000,000 to 100,000 shares of Preferred Stock, $1 par value, which may continue to vote on an "as converted" basis. The Preferred Stock is convertible into restricted common shares on the basis of 45 restricted common shares for each share of Preferred Stock, or 45,000,000 shares. The Board also voted to continue to defer payments on the stock subscription agreement until August 15, 2006 from June 30, 2006, in consideration of the continued development of the coal reserves deal.

The impact of the action is to remove 67,000,000 shares from the authorized and issued $.0001 common stock, to reduce that number issued and outstanding from 144,577,277 shares to 77,577,277 shares.


Item 4.01   Change in Registrant's Certifying Accountant

Comiskey & Company, P.C., the previous independent registered public accounting firm of Urban Television Network Corporation (the "Company") resigned on May 30, 2006 from any audit services to the Company. The audit reports of Comiskey & Company, P.C. on the financial statements of the Company as of and for the years ended September 30, 2002, 2003, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were qualified or modified as to audit scope or accounting principles except that the reports of Comiskey & Company, P.C. on the financial statements of the Company as of and for the fiscal years ended September 30, 2002, 2003 and 2004 each contained an emphasis paragraph as to the uncertainty of the Company's ability to continue as a going concern.

On June 16, 2006, the Company executed an engagement letter with David S. Hall, P.C., located at 100 Crescent Court, Suite 700, Dallas, Texas 75201, to audit the consolidated financial statements of the Company for its fiscal year ending September 30, 2006, and the related statements of income, stockholders' equity, and cash flows for the year then ending and the interim periods prior to such fiscal year-end. The Board of Directors approved the appointment of David S. Hall, P.C. effective June 16, 2006. During the two most recent fiscal years or any subsequent interim period, the new independent registered public accounting firm had not previously been engaged as either the principal accountant of the Company to audit its financial statements or of any significant subsidiary, nor has the Company consulted with the firm regarding any accounting issue, auditing or financial reporting issue regarding such financial statements or any reportable event prior to June 16, 2006.



Item 8.01   Other Events.

Liquidity and Capital Resources --Urban Television Network Corporation (the "Company") is experiencing liquidity needs resulting from an inability to complete a structured financing with existing shareholders or new investors or a strategic investment on acceptable terms to the company.

Due to the lack of necessary capital resources, the Company is not able to pay for its satellite space and uplinking services which in turn results in the Company's affiliates not being able to air UATV programming. The Company has laid-off its master control employees while it seek financing.

The Company has made several concerted efforts to enlist support from its major shareholder groups. However, notwithstanding significant commitment, these efforts have been successful only in raising modest amounts to maintain marginal operations. The Company is continuing to work with certain investors to help meet immediate short-term liquidity needs estimated to be approximately $500 thousand and the funds to execute on its plan of developing an affiliate base of predominately full power stations with associated Nielsen ratings which would lead to advertising revenue from major corporations. As of June 5, 2006, the Company had cash on hand of approximately $9,000 and as of March 31, 2006, a net working capital deficit of $2,359,873. The Company has loan Agreements with "certain lenders" totaling approximately $500,000 secured by blanket liens upon the Company's assets that matured in April 2006, which are now callable at anytime and entitled the lenders upon default to foreclose on the Company's assets. The total outstanding indebtedness as of June 5, 2006 is approximately $2,500,000 million. The Company's ability to continue its operations and execute on its business plan requires additional funds from various sources. If adequate funds are not available on acceptable terms our business future as a viable entity is in severe jeopardy.

This document includes "forward-looking statements" including, in particular, the statements about URBT's plans, strategies and prospects, future financial condition and results of operations. We have based these statements on our expectations about future events. The words "may", "intend", "will", "expect", "anticipate", "objective", "estimate" or negatives of those terms or other variations of them or by comparable terminology are intended to identify forward-looking statements. Although management believes that the plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, no assurance can be given that such plans, intentions and expectations will be achieved, and we caution you that our actual results may differ materially from those anticipated or projected in our forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of URBT to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things (1) general economic and business conditions; (2) effect of future competition; (3) failure to raise needed capital; and (4) the lack of market acceptance of URBT's new growth strategy.


Section 9.  Financial Statements and Exhibits

     (a)  Financials
          None

     (b)  Exhibits
          None



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Urban Television Network Corporation
Dated: June 20, 2006
                                    /s/ Jacob R. Miles III
                                    --------------------------------------------
                                    By: Jacob R. Miles III
                                    Title: President and Chief Executive Officer